COMPANY AGREEMENT

                               for the creation of

                                 MOBIL ROM S.A.



                                     between

                  (1) France Telecom Mobiles International

                  (2) Tomen Telecom Project (Romania) CO Srl.

                  (3) Alcatel Network Systems Romania SA

                  (4) MBL Computers Srl. (trading as Computerland)

                  (5) Radcom Srl.

                  (6) Mediacom 95 Srl.

                         and

                  (7) Unimedia Srl

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COMPANY AGREEMENT                                                              2


THIS COMPANY AGREEMENT FOR THE CREATION OF MOBIL ROM S.A. (the "Company Agreement") IS MADE THIS [_________] DAY OF [_______] 1996 BETWEEN:

1. FRANCE TELECOM MOBILES INTERNATIONAL, a joint stock company duly organised and existing under the laws of France, having its main offices at 4~/45 Boulevard Romain Rolland, 75672 - Paris, France, duly represented by ~ hereinafter called "FTMI" [or Substituted Entity pursuant to Clause 3.2 of the General Agreement ];

2. TOMEN TELECOM PROJECT (ROMANIA) Co SRL, a limited liability company, duly organised and existing under the laws of Romania, having its registered offices at "Diplomat Hotel", Ap. 1-4, Str. Sevastopol 13-17, Sector 1, Bucharest, registered with the Register of Commerce of Bucharest under no J 40/25646/ 1993, duly represented by [___________] hereinafter called "Tomen";

3. ALCATEL NETWORK SYSTEMS ROMANIA, a joint stock company duly organised and existing under the laws of Romania, having its registered offices at St. Gh Lazar 9, 1900 Timisoara, registered with the Timisoara Register of Commerce under no 35/3345/91, duly represented by [________] hereinafter called "Alcatel Romania");

4. MBL COMPUTERS SRL (trading as Computerland), a limited liability company duly organised and existing under the laws of Romania, having its registered offices at 15 Bulevardul Unirii, Sector 5, Bucharest, registered with the Bucharest Register of Commerce under no J40/6l 19/91, duly represented by [________], hereinafter called "Computerland";

5. RADCOM SRL, a limited liability company duly organised and existing under the laws of Romania, having its registered offices at 2-4 Calea Herastrau Street. Bucharest, registered with the Register of Commerce of Bucharest under no J40/10148,"38.04.1993, duly represented by [________], hereinafter called "Radcom";

6. MEDIACOM 95, a limited liability company duly organised and existing under the laws of Romania, having its registered offices at 155, Calea Victoriei, bloc D sector 1, Bucharest, registered with the Register of Commerce of Bucharest under noJ/40/1751/1995, duly represented by [________], hereinafter called "Aediacorn"; and

7. UNIMEDIA SRL, a limited liability company duly organised and existing unde~ the laws of Romania, having its registered offices at 155, Calea Victoriei, Sector 1. Bucharest, registered with the Register of Commerce of Bucharest under no J40/l59_ 1995 duly represented by [________], hereinafter called "Unimedia"; and


FTMI, Tomen, Alcatel Romania,  Computerland,  Radcom,  Mediacom and Unimedia are
hereinafter   sometimes   referred  to  individually  as  a  "shareholder"   and
collectively as the JJV "shareholders".

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COMPANY AGREEMENT                                                              3


WHEREAS:

(A) In June 1996, the Ministry of Communications of Romania (the "Ministry") issued a tender for the award of a licence (the "Licence") to install and operate a GSM cellular .network in Romania.

(B) On 26 September 1996, the parties to this Company Agreement concluded an agreement (the "General Agreement") in which they set Out (i) the conditions under which they would prepare a joint offer in response to the above tender and, as the case may be, the Licence would be negotiated with the Ministry, and (ii) their respective obligations regarding the establishment and financing of a Romanian joint stock company to implement the Licence in the event of their joint offer being successful. The General Agreement included in particular an undertaking by the parties hereto to execute this Company Agreement with the Articles of Association annexed hereto in the event of the offer being successful.

(C) On [________], the Ministry officially announced its selection of the parties hereto as winners of the tender.

(D) Pursuant to the General Agreement, the parties hereto now wish to conclude this Company Agreement to create between themselves a Romanian joint stock company in accordance with the provisions of law no.31/1990 and law no.35/1991 as modified by law no.57/93.

IT IS HEREBY AGREED AS FOLLOWS:

CLAUSE 1 - CORPORATE NAME

The company's name shall be Mobil Rom. The company shall also use the logo described in Annex 1 to the Articles of Association attached hereto as Annex A.

In all invoices, announcements, publications and other documents issued by the company, the company's name will be followed by the words "joint stock company" (in Romanian) or the initials S.A., with a statement of the subscribed and paid up share capital as shown in the most recently approved balance sheet, the number under which the company is registered at the commercial registry and the address of the company's registered office.


CLAUSE 2 - LEGAL FORM

The company is set up as a Romanian joint stock company governed by article 8 and the other relevant articles of law n0 31/1990, lawn0 35/1991 as modified by law n0 57/93, the Articles of Association attached hereto as Annex A and the provisions of this Company Agreement.

The company's legal form may be changed by a resolution of the General Meeting of shareholders, in accordance with the requirements set out in this Company Agreement and the Articles regarding quorum and majority.

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COMPANY AGREEMENT                                                              4


The company shall be liable for its obligations to the extent of its assets.

The liability of the shareholders is limited to their contributions to the capital of the company required by this Company Agreement and the Articles. They shall not have any liability whatsoever for the debts or obligations of the company, unless they have not paid up their shares in full and then only to the extent of the unpaid amount.

The company shall not have any liability for the debts or obligations of the shareholders.


CLAUSE 3 - REGISTERED OFFICE

The registered office of the company is situated at Calea Dorobantilor 7, Sector 1, Hotel Dorobanti, Bucharest, Romania.

It may be transferred to any other address in Romania by resolution of the General Meeting of shareholders in accordance with Romanian law.

The company may open branches, branch offices, agencies, shops, plants and warehouses anywhere in Romania, subject to the provisions of Romanian law and to a decision of the General Meeting.


CLAUSE 4 - DURATION

The company is created for an indefinite period and may be dissolved in the cases provided for by law or as described in Article 19 of the Articles.


CLAUSE 5 - OBJECTS

The objects of the company shall be:

(a) to design, build, finance, operate and maintain a GSM cellular network in Romania;
(b) to commercialise and provide cellular mobile telecommunications services in Romania together with any other type of telecommunications or telecommunications related services;
(c) to import all relevant equipment (telecommunication, electromechanical, transmission, computer, etc.), supplies and spare parts to (i) set up, operate and maintain the GSM network in Romania and (ii) provide any other type of telecommunications or telecommunications related services in Romania;
(d) to import and trade in all types of telecommunications equipment, supplies and spare parts and related services in Romania;
(e) to engage in any kind of contract with Romanian or foreign companies or individuals for (i) the provision and import, as the case may be, of know-how, management services and technology and (ii) the assignment and supply of personnel to the company;

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COMPANY AGREEMENT                                                              5


(f) to enter into contracts in relation to the acquisition or disposal or occupation or use of space, land, offices and sites in relation to the carrying out of the above activities;
(g) generally to engage in all types of investment in the telecommunications field; and
(h) to engage in such other activities as are incidental to or necessary for the activities described above.

CLAUSE 6 - SHARE CAPITAL

Final amount of share Capital in Lei (equivalent of US $ 120,000,000) to be determined according to the Lez/US $ exchange rate on the date of certification of the articles which shall occur only between the date of the official announcement of the award of the Licence to the consortium and the date that is 15 days later

6.1 The company's subscribed share capital is of Lei[________], the shareholders agreeing that, as at the date of signature of this Company Agreement and the Articles, this is the equivalent in Lei of US ~ 120 million, (applying an exchange rate of [_______ rate published by the Central Bank of Romania on the date of signature of the Company Agreement and the Articles of Association before a public notary, which shall occur not less that 15 days following the official announcement by the Ministry y of the award of the Licence to the company _____]. The share capital is to be paid up in cash, unless otherwise agreed between the shareholders, in which case the value of any contribution in kind shall be determined by the Constitutive General Meeting in accordance with Article 21 oflawn03l/1990.

     30% of the company's share capital has been paid up by the shareholders on ._____ [date not to be later than 15 days following the official announcement by the Ministry of the award of the Licence to the company], the Romanian shareholders having paid their contribution in Lei and the foreign shareholder having paid its contribution in US dollars. The unpaid portion of the share capital shall be paid up by the shareholders within IS days of the request therefor from the Board of Directors, in accordance with the dates set forth in the business plan of the company.

     The total share capital is divided into 12,000 registered shares, each having a nominal value of Lei [_____ to be calculated dividing the capital in Lei by 12,000______].

     The company's shares have been subscribed and partially paid up on the date of signature of the Company Agreement and the Articles, as follows:

     1. FTMI: 6, 20 shares representing 51 % of the company's share capital, and having a total nominal value of Lei [________] being the equivalent, as at the date hereof, of US ~ 61,200,000 (sixty one million two hundred thousand US Dollars), (applying the exchange rate referred to above) and of which 30 % or US $ 20,400,000 (twenty million four hundred thousand US Dollars) has been paid up in cash;
     2. Tomen: 720 shares representing 6 % of the company's share capital and having a total nominal value of Lei [________] and of which 30 % or Lei [________] has been paid up in cash.
     3. Alcatel Romania: 360 shares representing 3 % of the company's share capital and having a total nominal value of Lei [________], and of which 30% has been paid up in cash;

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COMPANY AGREEMENT                                                              6


     4. Computerland: 600 shares representing 5 % of the company's share capital and having a total nominal value of Lei [________], and of which 30 % or Lei [________] has been paid up in cash;
     5. Radcom: 600 shares representing 5 % of the company's share capital and having a total nominal value of Lei [________], and of which 30 O/o or Lei [________] has been paid up in cash;
     6. Mediacom: 2,400 shares representing 20 % of the company's share capital and having a total nominal value of Lei [________], and of which 30 % or Lei [________] has been paid up in cash; and
     7. Unimedia: 1,200 shares representing 10 % of the company's share capital and having a total nominal value of Lei [________], and of which 30 % or Lei [________] has been paid up in cash.

          The shareholders have the respective corporate name and principal office and are organised and existing under the laws of the country set out for each of them at the beginning of this Company Agreement.

6.2 Contributions of the shareholders have been deposited on the account opened, in the name of the company, in the books of Societe Generale, Bucharest.

6.3 The company's share capital may be increased or decreased in accordance with the terms of the Articles.


CLAUSE 7 - FORM OF THE SHARES

The shares are equal and indivisible.

The shares issued by the company are registered shares. A resolution of the General Meeting of shareholders may decide to transform some or all of the registered shares into bearer shares.

Shares shall be recorded in the share register in accordance with applicable laws and regulations.


CLAUSE 8 - RIGHTS AND OBLIGATIONS ATTACHED TO THE SHARES

Each share confers on its holder an equal right to the profits of the company and to all assets held by the company.

Each share entitles its holder to one vote in all votes and deliberations of the General Meeting of shareholders, subject to the provisions of Article 67 of law n0 31/1990.

The rights and obligations conferred by shares are transferred to all new holders thereof provided the transfer has been made in accordance with Romanian law, the Articles and this Company Agreement. The holding of a share implies the obligation to abide by the terms of this Company Agreement and the Articles, particularly in respect of the transfer of shares.

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COMPANY AGREEMENT                                                              7


CLAUSE 9 - GENERAL MEETING OF SHAREHOLDERS

9.1  The highest  governing body of the company shall be the General  Meeting of
     shareholders,   which   shall   consist  of  the   shareholders   or  their
     representatives.

     Each share held by a shareholder shall carry one vote, subject to the provisions of Article 10.4 of the Articles and to the timely payment of the unpaid portion of the shares.

     The will of the shareholders shall be expressed by decisions of the General Meeting which shall be binding on all shareholders, irrespective of whether they were absent, dissenting or incapacitated.

9.2 General Meetings of shareholders may be ordinary ("Ordinary General Meetings") or extraordinary ("Extraordinary General Meetings").

9.3 The Ordinary General Meeting shall be held at least once a year, within 3 months of the end of the company's financial year. The Ordinary General Meeting shall have the following powers:

     (a) to discuss, approve or modify the company's balance sheet and annual profit and loss accounts, after hearing the Board of Directors' and auditors' reports;
     (b)  distribution of profits and coverage of losses;
     (c) appointment of members of the Board of Directors, subject to the provisions of Article 14 of the Articles;
     (d)  dismissal of any members of the Board of Directors;
     (e) appointment, dismissal and determination of the conditions of remuneration of the auditors of the company;
     (f)  assessment of the company's management;
     (g) to decide on the annual budget and the policy and development plans and programs for the financial year;
     (h) to decide on any material change to the Business Plan of the company in respect of the Licence, which, as a result, increases the amount of the "investment" (see "cash flow statement after financing"
          section  of  the  Business  Plan)  or  "total  operating   expenses"
          estimated amounts by more than 3 per cent over the next 3 years;
     (i) decision on the pledge, mortgage, lease or closing down of any business unit of the company;
     (j) decision on the incurring by the company of a debt in excess of US $ one (1) million or its equivalent in any other currency; and
     (k) approval of any contracting obligation on behalf of the company the value of which exceeds US $ one (1) million or its equivalent in any other currency.

     Ordinary General Meetings shall be convened by the Chairman of the Board of Directors or the Executive Manager.

9.4 Extraordinary General Meetings shall be held whenever the Board of Directors or the Executive Manager deems it appropriate or if requested (i) by the auditors of the company or (ii) by one or several shareholders representing at least ten percent (10%)

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COMPANY AGREEMENT                                                              8


     of the  capital of the  company or (iii) by a Director  pursuant to Article
     14.2 of the Articles.

     Extraordinary General Meetings are convened by the Chairman of the Board of Directors, the Executive Manager or by any person or persons entitled to request an Extraordinary General Meeting pursuant to this Clause 9.4.

     Resolutions on any subject may be considered at Extraordinary General Meetings. However, decisions on the following matters shall be taken exclusively at an Extraordinary General Meeting:
     (a) amendments to the Company Agreement or to the Articles of Association of the company,
     (b)  increase or decrease in the share capital of the company;
     (c) approval of any transfer of shares during the first 3 years following the date of registration of the company in the commercial register;
     (d)  acquisitions of companies by purchase of assets or shares;
     (e) any event of merger of the company, its amalgamation, sale of substantially all its assets and winding-up or dissolution of the company;
     (f) approval of the conclusion of any contract between the company and any shareholder holding at least 5 % of the company's share capital, an Affiliate of any such shareholder or an employee, manager, director or shareholder of any such shareholder;
     (g) approval of the signature of the GSM telecommunications licence agreement to be entered into with the Ministry of Telecommunications and any material amendment thereof;
     (h) approval of the signature of the interconnection agreement to be entered between the company and Rom Telecom in relation to the interconnection of the Company's network and the fixed network operated by Rom Telecom; and
     (i) any other matter entrusted to the competence of the Extraordinary General Meeting.

9.5 Written notice of any General Meeting shall be sent to all the shareholders at least fifteen (15) days prior to the date on which the meeting is scheduled. It shall be sent by registered letter or by facsimile (with confirmation by mail) to the address appearing in the share register.

     All notices of General Meetings shall contain the agenda for the meeting, together with draft resolutions relating to any amendment to the Company Agreement and the Articles of Association in the event that such amendment is put on the agenda of the General Meeting. The notice shall also specify the time, date and place of the meeting.

9.6 General Meetings shall be held at the registered office of the company or at such other place as may be specified in the notice of the meeting and agreed beforehand by the shareholders.

9.7 Any decision required or permitted to be taken at a General Meeting of shareholders may be taken by a written resolution signed by all the shareholders of the company and such resolution shall be valid and binding on the shareholders and the company

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COMPANY AGREEMENT                                                              9


     notwithstanding the fact that such resolution may have been signed at different times or places or that such resolution may be set forth on more than one instrument.


CLAUSE 10 - GENERAL MEETINGS OF SHAREHOLDERS - CONDITIONS OF ATTENDANCE - QUORUM
          - RIGHT OF VOTE

l0.1 Shareholders shall be entitled to vote at the General Meeting of shareholders only if they have been registered in the share register of the company.

10.2 Decisions of the Ordinary General Meeting are validly made if adopted at General Meetings reaching the quorums and with the majorities specified in
      Article 74 of law n0 31/1990, except that decisions specified in paragraphs (d), (h), and (i) of Clause 9.3 above are passed by a vote in favour of at least 75 % of the share capital present or represented at the General Meeting. .

10.3 Decisions of the Extraordinary General Meeting are validly made if adopted at General Meetings reaching the quorums and with the majorities specified in Article 76 of the law n0 31/1990, except that (a)decisions specified in paragraphs (a) to (f) of Clause 9.4 above are passed by a vote in favour of at least 75 % of the share capital present or represented at the General Meeting; and (b)decisions specified in paragraphs (g) and (h) of Clause 9.4 above are passed by a vote in favour of at least 90 % of the share capital present or represented at the General Meeting.

10.4 General Meetings shall be chaired by the Chairman of the Board of Directors or in his absence by any member of the Board of Directors.

10.5 A shareholder may be represented by another shareholder at a General Meeting, provided that such other shareholder has been appointed as proxy by a written instrument.

10.6 Minutes of the deliberations of the General Meeting shall be drawn up and shall include the information required by Romanian law. The minutes shall be drawn up and signed by the chairman of the General Meeting and the Executive Manager or by any two members of the Board of Directors specifically appointed by the Board of Directors. Copies of or extracts from these minutes may be certified as true copies by the Executive Manager.

      In the absence of an attendance sheet, the signatures of all the shareholders present shall be entered on the minutes.


CLAUSE 11 - BOARD OF DIRECTORS

11.1  The company  shall be managed by a Board of Directors  consisting of seven
      (7) members appointed for a two (2) year term, by the General Meeting The shareholders shall exercise their votes in General Meetings in such manner that at all times:

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COMPANY AGREEMENT                                                             10


      (a) during such time as Unimedia holds at least 10% of the company's paid-up share capital, one Directors shall be a candidate nominated by Unimedia;
      (b) during such time as Mediacom holds at least 20% of the company's paid-up share capital, two Directors shall be candidates nominated by Mediacom.' and
      (c)   during such time as [__ or Substitutled  Entity pursuant to Clause
            3.2 of the General Agreement ___] holds over 50% of the company's paid-up share capital, four Directors shall be candidates nominated by FTMJ.

      Directors shall be individuals, and need not be either Romanian nationals or shareholders of the company. Directors may be re-elected. A Director may be removed from office at any time and for any reason, by resolution of the General Meeting.

      In the event of any vacancy on the Board of Directors, a General Meeting of shareholders shall be convened to appoint the missing member.

11.2 The first Board of Directors shall be appointed on the company's setting up date and shall be composed as follows.

      Mr Adrian Sarbu                  a Romanian national
      Nicolac Badea                    a Romanian national
      Mr Dean Chisiu                   a US national
      Mr Jean-Baptiste de BOISSIERE    a French national
      Mrs Brigitte BOURGOIN            a French national
      Mr Jean-Fran~ois BEALDOIN        a French national
      Mrs Chantal CRAVE                a French national

11.3  Meetings  of the  Board  of  Directors  shall be held in  accordance  with
      Article 14 of the Articles and the powers and duties of the Board shall be as specified in the said Article.


CLAUSE 12 - AUDITORS

The company shall have a single auditor. The first such auditor shall be Mihela Danalache, a Romanian national with Adriana Grosu, also a Romanian national) acting as alternate.


CLAUSE 13 - ALLOCATION AND DISTRIBUTION OF PROFITS

13.1 The distributable profit shall consist of the profit of the financial year, plus the profit carried forward, minus any previous losses and sums allocated to reserves pursuant to Romanian law, this Company Agreement and the Articles of Association.

13.2 The General Meeting of shareholders shall decide either the distribution of the net profit as dividends to the shareholders in proportion to their shareholdings, or its retention for use in the company's activity and investments. Payment of the dividends to the shareholders shall occur not later than 3 months after the date of the General Meeting having decided the distribution of dividends, subject to any other resolution of the General Meeting of shareholders.

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COMPANY AGREEMENT                                                             11


13.3 The Chairman of the Board of Directors shall register a copy of the company's balance sheet and profit and 1055 account with the commercial registry and the Internal Revenue Authority, along with the Board of Directors' report, the auditors' report and the decision of the General Meeting.


CLAUSE 14 - ARBITRATION

The shareholders and the company shall seek to resolve by amicable settlement any dispute arising between them in relation to this Company Agreement.

In the event of a failure to reach an amicable settlement, any shareholder or the company may refer the dispute to arbitration for final settlement under the rules of conciliation and arbitration of the International Chamber of Commerce, Paris, by one or more arbitrators appointed in accordance with the said rules. Any such arbitration shall be held in Geneva and shall be subject to the Swiss Code of Obligations to the extent that the status of the company is not concerned. In this case, Romanian law shall apply. All proceedings shall be in the English language.


CLAUSE 15 - PRE-REGISTRATION ACTS AND EXPENSES

It is acknowledged that, pursuant to Clause 4 of the General Agreement, the sums described in Annex B were incurred by FTMI, Unimedia, Mediacom, Computerland and Radcom on behalf of the company prior to its registration and the shareholders agree that such sums shall be reimbursed to FTMI, Unimedia, Mediacom, Computerland and Radcom by the company promptly after its registration.

It is also acknowledged that the acts and obligations described in Annex B were carried out or assumed by the shareholders on behalf of the company prior to it registration and the shareholders shall cause the company to ratio such acts and obligations in accordance with Romanian law immediately following its registration.


CLAUSE 16 - FINAL PROVISIONS

This Company Agreement shall come into effect on the registration of the company at the commercial registry.

This Company  Agreement  may be modified  from time to time in  accordance  with
Article 12 of the Articles of Association.

The Company Agreement is executed in the number of copies required by Romanian law.

All the copies have the same legal value.

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COMPANY AGREEMENT                                                             12


Executed at [___________], on [____ date to be determined being between the official announcement by the Ministry of the award of the Licence to the company and the following 15 days_____] before [oooooo] public notary


FRANCE TELECOM MOBILES INTERNATIONAL:
[___or Substituted Entity pursuant to Clause 32 of the General Agreement__]:

Signature:  _____________________



TOMEN TELECOM PROJECT (ROMANIA) CO SRL:

Signature:  _____________________



ALCATEL NETWORK SYSTEMS ROMANIA SA:

Signature:  _____________________



MBL COMPUTERS SRL (trading as Computerland):

Signature:  _____________________



RADCOM SRL

Signature:  _____________________

COMPANY AGREEMENT                                                             13


MEDIACOM 95 SRL:

Signature:  _____________________



UNIMEDIA:

Signature:  _____________________

                                     ANNEX B


                       PRE-REGISTRATION ACTS AND EXPENSES

                                   -----------


This annex shall list the costs and expenses incurred by FTMI, Unimedia, Mediacom, Computerland and Radcom in respect of the preparation and promotion of the GSM Offer and the incorporation of the Company, provided that such amounts are either within the relevant budget or limits specified in the General Agreement or have otherwise been approved by the Executive Committee set up under the General Agreement.

The annex shall also list the undertakings and other obligations undertaken on behalf of the Company pursuant to the General Agreement. These shall consist in particular of undertakings made in the GSM Offer and contracts concluded prior to the registration of the Company.